KPMG LLP
4200 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402


                         Independent Auditors' Consent


The Board of Directors
Minnesota Life Insurance Company and
Contract Owners of Variable Annuity Account:



We consent to the use of our reports included herein and to the reference to our Firm under the heading "AUDITORS" in Part B of the Registration Statement.


                                             /s/ KPMG LLP

                                             KPMG LLP



Minneapolis, Minnesota
April 24, 2001